EXHIBIT 99.1

Val Heusinkveld	Amy Childress
Extended Systems	Extended Systems Media Relations
208-287-6276	208-287-6083
val.heusinkveld@extendedsystems.com	amy.childress@extendedsystems.com

Extended Systems Reports Record Annual Profitability on 25% Year-Over-Year Revenue Growth

The Company reports fourth quarter revenue growth of 37%

BOISE, Idaho—(August 2, 2005)—Extended Systems Incorporated (NASDAQ: XTND), a leading provider of mobile software solutions, today reported net revenue of $10.7 million for the fourth quarter of fiscal 2005 ended June 30, 2005, an increase of 37% over net revenue of $7.8 million for the fourth quarter of fiscal 2004.  Extended Systems attributed the revenue growth to payments received from Samsung Electronics for ESI products included in previously shipped handsets.  Extended Systems also reported growth from enterprise mobility products as more enterprise customers purchased and deployed Extended Systems’ mobility solution.  For the fiscal year ended June 30, 2005 the Company reported revenue of $40.1 million, an increase of 25% over $32.2 million reported for fiscal year 2004.

Extended Systems reported net income of $636,000, or $0.04 per share, for the fourth quarter of fiscal 2005, compared to a net loss of $188,000, or $(0.01) per share, for the same quarter last year.  Net income for the fiscal year ended June 30, 2005 was $4.0 million or $0.25 cents per share as compared to a net loss of $3.3 million or ($0.23) per share for fiscal year 2004.

Cash and cash equivalents were $13.6 million as of June 30, 2005, compared to $9.8 million as of March 31, 2005 and $7.2 million as of June 30, 2004.

On July 29, Extended Systems reported that it signed a definitive agreement to be acquired by Sybase, Inc. (NYSE: SY) for approximately $71.3 million, or $4.460847 per share.  The transaction, which is subject to regulatory approval, Extended Systems’ stockholder approval and other specified closing conditions, is expected to close in the fourth calendar quarter of 2005.

Other Highlights:

•                  Announced that British Airways has equipped its top managers with wireless e-mail capabilities using OneBridge Mobile Groupware.

•                  Helped Grania Willis, correspondent with The Irish Times, send wireless e-mail messages during her ascent of the technically challenging north side of Mount Everest.  The story, which received global attention, solidified the point that OneBridge can be used in any place at any time to connect people to information.

•                  Awarded “Best Mobile Solution” by the editors of Windows IT Pro and SQL Server Magazine during Microsoft’s annual TechEd 2005 conference.

•                  Launched OneBridge Mobile Platform 4.5.  This release enables developers to retrofit existing, legacy applications with real-time push capabilities.

•                  Announced partnership with mobile security vendor Pointsec.  Extended Systems and Pointsec will work together to bring secure mobile solutions to the enterprise.  The partnership allows each company to offer an integrated OEM version of the other’s solutions to its customers.

Conference Call

Extended Systems will hold a conference call today at 5 p.m. Eastern to discuss its quarterly financial results, business highlights and outlook.  Those wishing to participate should dial (866) 323-7215 for domestic callers and (706) 679-0866 for international callers and reference Conference ID number 8092213 at approximately 4:50 p.m. Eastern.  At this time, management will answer questions concerning business and financial developments and trends, management’s current view on revenue and earnings forecasts and other business and financial matters affecting Extended Systems.

A simultaneous live web cast and replay of the call will be available on the Extended Systems' web site at www.extendedsystems.com/q4call.  A replay of the call will also be available by telephone two hours after completion of the conference call through August 9, 2005.  To hear the replay dial (800) 642-1687 for domestic callers and (706) 645-9291 for international callers and enter Conference ID number 8092213.

About Extended Systems

Extended Systems provides the expertise, strategy and solutions to help enterprise organizations streamline their business processes through mobile technology.  The Company’s OneBridge mobile solutions suite enables companies to mobilize critical enterprise applications such as e-mail, field service, sales force automation (SFA), enterprise resource planning (ERP) and customer relationship management (CRM).

Extended Systems has more than 2,500 enterprise customers worldwide and key alliance relationships.  Founded in 1984, Extended Systems has offices and subsidiaries in the United States and worldwide.  For more information, call 1-800-235-7576 or visit the Company web site.

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This press release contains forward-looking statements, including statements relating to the Company’s position as a leading provider of mobile software solutions, the Company’s ongoing relationships with British Airways and Pointsec, the success and capabilities of OneBridge Mobile Platform 4.5, the proposed transaction between Sybase and Extended Systems, the expected timetable for completing the merger transaction, benefits of the transaction, future opportunities for the combined company and products and any other statements regarding Sybase’s or Extended Systems’ future expectations, beliefs, goals or prospects.  These statements are subject to risks and uncertainties.  These risks and uncertainties include the success of the Company’s customer relationships and other key business relationships; overall economic conditions and the level of information technology spending by existing and potential customers; the timing of purchases by significant customers; the Company’s ability to control costs; the perceived and realized benefits of mobile devices; the acceptance of specific industry-wide standards and protocols; the timely development and acceptance of new products and technologies; the risks associated with development of new products and product enhancements; the impact of competitive products and pricing; the risks associated with international sales and operations; the Company’s ability along with Sybase to consummate the transaction; the conditions to the completion of the merger transaction may not be satisfied, or the regulatory approvals required for the transaction may not be obtained on the terms expected or on the anticipated schedule; the possibility that the parties may be unable to achieve all of the benefits of the merger within the expected time-frames or at all and to successfully integrate Extended Systems’ operations into those of Sybase; operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers) may be greater than expected following the transaction; the retention of certain key employees at Extended Systems and other risks as detailed from time-to-time in the Company’s SEC filings, including its 2004 Annual Report on Form 10-K filed on September 29, 2004 and its 2005 Quarterly Reports on Form 10-Q.

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Additional Information and Where to Find It

In connection with the merger, Extended Systems has agreed to file a proxy statement and other relevant documents concerning the transaction with the Securities and Exchange Commission (SEC). STOCKHOLDERS OF EXTENDED SYSTEMS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.  Investors and security holders can obtain free copies of the proxy statement and other documents when they become available by contacting Investor Relations, Extended Systems, 5777 North Meeker Avenue, Boise, Idaho 83713 (Telephone: 800-235-7576 ext. 6276). In addition, documents filed with the SEC by Extended Systems will be available free of charge at the SEC’s web site at http://www.sec.gov.

Information regarding the identity of the persons who may, under SEC rules, be deemed to be participants in the solicitation of stockholders of Extended Systems in connection with the transaction, and their interests in the solicitation, will be set forth in a proxy statement that will be filed by Extended Systems with the SEC.

Extended Systems Incorporated

CONSOLIDATED STATEMENT OF OPERATIONS DATA

(in thousands, except per share amounts)

(unaudited)

	Three months ended June 30,		Years ended June 30,
	2005	2004	2005	2004
Revenue:
License fees and royalties	$8,270	$6,124	$31,148	$25,028
Services and other	2,443	1,693	8,925	7,158
Total net revenue	10,713	7,817	40,073	32,186

Costs and expenses:
Cost of license fees and royalties	173	24	470	382
Cost of services and other	1,116	860	4,260	4,059
Amortization of identifiable intangibles	43	139	204	621
Research and development	2,155	1,870	7,858	6,858
Marketing and sales	3,951	3,348	15,096	13,391
General and administrative	2,108	1,307	6,480	5,312
Restructuring charges	—	—	—	1,446
Patent litigation fees, license and settlement	—	—	—	3,425
Non-cash stock-based compensation	38	153	516	490
Total costs and expenses	9,584	7,701	34,884	35,984
Income (loss) from operations	1,129	116	5,189	(3,798)
Other income (expense), net	(148)	(97)	(341)	(51)
Gain on sale of land	—	—	—	1,058
Interest expense	(120)	(135)	(511)	(453)
Income (loss) before income taxes	861	(116)	4,337	(3,244)
Income tax provision	225	72	379	94
Income (loss) from continuing operations	636	(188)	3,958	(3,338)
Income from discontinued operations, net of tax	—	—	—	88
Net income (loss)	$636	$(188)	$3,958	$(3,250)

Earnings (loss) per share from continuing operations:
Basic	$0.04	$(0.01)	$0.26	$(0.23)
Diluted	$0.04	$(0.01)	$0.25	$(0.23)

Earnings per share from discontinued operations:
Basic	$0.00	$0.00	$0.00	$0.00
Diluted	$0.00	$0.00	$0.00	$0.00

Earnings (loss) per share:
Basic	$0.04	$(0.01)	$0.26	$(0.23)
Diluted	$0.04	$(0.01)	$0.25	$(0.23)

Number of shares used in per share calculations:
Basic	15,614	14,776	15,313	14,370
Diluted	15,882	14,776	15,546	14,370

Extended Systems Incorporated

CONSOLIDATED BALANCE SHEET DATA

(in thousands, except par value amounts)

(unaudited)

	June 30, 2005	June 30, 2004

ASSETS
Current:
Cash and cash equivalents	$13,617	$7,225
Receivables, net of allowances of $549 and $446	7,058	6,772
Prepaid and other	1,620	1,449
Total current assets	22,295	15,446
Property and equipment, net	4,703	4,331
Construction in progress	12	384
Goodwill	12,489	12,489
Intangibles, net	373	576
Other long-term assets	114	130
Total assets	$39,986	$33,356

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current:
Accounts payable	$1,835	$1,639
Accrued expenses	5,346	3,556
Deferred revenue	3,543	3,569
Accrued restructuring	—	116
Note payable	579	—
Current portion of long-term debt	—	325
Current portion of capital leases	11	25
Total current liabilities	11,314	9,230

Non-current:
Long-term debt	4,800	4,800
Capital leases	7	17
Other long-term liabilities	92	153
Total non-current liabilities	4,899	4,970
Total liabilities	16,213	14,200

Stockholders’ equity:
Preferred Stock; $0.001 par value per share, 5,000 shares authorized; no shares issued or outstanding	—	—
Common stock; $0.001 par value per share, 75,000 shares authorized; 15,623 and 15,078 shares issued and outstanding	16	15
Additional paid-in capital	49,501	48,005
Treasury stock; $0.001 par value per share, 4 and 0 common shares	—	—
Accumulated deficit	(23,175)	(27,134)
Unamortized stock-based compensation	(63)	(231)
Accumulated other comprehensive loss	(2,506)	(1,499)
Total stockholders’ equity	23,773	19,156
Total liabilities and stockholders’ equity	$39,986	$33,356